                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 6, 2006


                              ITT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


              Indiana                      1-5672                13-5158950
   (State or other jurisdiction         (Commission           (I.R.S. Employer
         of incorporation)              File Number)         Identification No.)


                4 West Red Oak Lane
               White Plains, New York                               10604
               (Address of principal                             (Zip Code)
                 executive offices)


       Registrant's telephone number, including area code: (914) 641-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On March 6, 2006, the Compensation and Personnel Committee of the Board of Directors of ITT Industries, Inc. (the "Committee") approved annual incentive awards for performance year 2005, and annual incentive opportunities, long-term incentive awards, and base salaries for 2006 for the individuals expected to be named executive officers in our Proxy Statement for our 2006 Annual Meeting of Shareholders (the "2006 Annual Meeting"). Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the 2006 Annual Meeting.

Annual Incentive Awards and Opportunities

      For 2005, the named executive officers participated in the ITT Industries 1997 Annual Incentive Plan for Executive Officers (the "AIP") approved by ITT Industries' shareholders in 1997. Bonus amounts to be paid under the plan are based on the financial performance of ITT Industries and its businesses during the performance year as compared with the annual performance goals established and approved by the Committee at the beginning of the performance year. Under the AIP, the Committee has the authority to modify the award to reflect individual performance in accordance with the terms of the AIP. The Committee also may award supplemental bonus payments separate from the AIP in its discretion in recognition of additional performance factors.

      For performance year 2005 the approved annual performance goals were based 60% on Return on Invested Capital ("ROIC"), 20% on Revenues, and 20% on Quarterly Cash Targets. The Company considers ROIC an easily understood measurement of capital utilization in the Company's businesses. Additionally, the Committee established individual award targets which varied by position as a percentage of base salary, with the award targets for the Chief Executive Officer and the other named executive officers ranging from a minimum of 60% to a maximum of 100%. Actual payment under the AIP for 2005 could range from 0-200% of the target. On March 6, 2006, the Committee approved the following 2005 bonuses under the AIP for the named executive officers: Mr. Loranger, $1,363,500; Mr. Driesse, $700,000; Mr. Gaffney, $492,000; Mr. Maffeo, $400,000;
and Mr. Minnich, $475,000. Mr. Williams received a bonus award of $545,400 for performance year 2005 and Mr. Ayers received a bonus award of $435,344.

      The Committee also determined that bonus opportunities for 2006 under the AIP will be dependent on the same basic performance metrics (ROIC, Revenues and Quarterly Cash Targets) with the same weighting as set forth above except that for named executive officers in ITT Industries' commercial businesses (which exclude the defense industry businesses) Operating Margin rate is added as an additional metric and for ITT Industries Corporate Headquarters named executive officers Earnings Before Interest and Taxes ("EBIT") margin rate is added as additional metric. For named executive officers in the commercial businesses, ROIC is set at 40% and 20% is dependent on Operating Margin rate performance and for ITT Industries' Corporate Headquarters named executive officers ROIC is set at 40% and 20% is dependent on EBIT margin rate performance. This formula change is based on the Committee's determination that Operating Margin rate is an appropriate measure for the performance of ITT Industries' commercial businesses and EBIT margin rate is an appropriate measure for Corporate Headquarters. Operating Margin rate has not been employed in the defense industry businesses because margin rates in these businesses are often contractually limited.

      For performance year 2006, the Committee determined award targets for the Chief Executive Officer and the other named executive officers ranging from a minimum of 65% to a maximum of 110% of the individual's base salary. In order for payment to be earned under the AIP for 2006 ("Base Bonus"), achievement of 90% or more of the approved targets at ITT Corporate Headquarters or at the relevant management company must be achieved. Additionally, the AIP includes a 2006 Bonus Multiplier ("Bonus Multiplier") which becomes effective based on a growth threshold determined by corporate earnings per share from continuing operations for 2006 over 2005. The Bonus Multiplier will be applied to the individual's calculated Base Bonus amount under the AIP. The Bonus Multiplier feature is designed to place additional emphasis on achieving premier earnings growth at the overall enterprise level while encouraging focus on management company and business unit performance. Actual individual payments under the AIP for 2006 are completely discretionary. The combination of the Base Bonus and Bonus Multiplier amount may range from zero (0) to a maximum of 250% of target. Discretionary factors may be considered by the Committee when determining the amounts paid for 2006. For example, the Committee may make adjustments to awards and increase or decrease payment values based upon events or circumstances, including but not limited to acquisitions, divestitures, or changes in accounting principles.

Long Term Incentive Awards and Opportunities

      For the named executive officers, the ITT Industries' Long-Term Incentive Program total award value is determined individually based on the competitive market, individual performance and business performance and is split as follows:
50% in target cash based on total shareholder return; 25% in non-qualified stock options and 25% in restricted shares.

      Stock-Based Awards

      Effective March 6, 2006, the Committee approved the following stock option grants to the named executive officers under the ITT Industries Inc. 2003 Equity Incentive Plan approved by ITT Industries shareholders in 2003(the "2003 Plan"):
Mr. Loranger, 83,612; Mr. Driesse, 20,067; Mr. Gaffney, 17,071; Mr. Maffeo, 13,378; and Mr. Minnich, 18,395. The exercise price of the options is $52.68 per share. The options granted to Messrs. Loranger, Driesse, Maffeo and Minnich will vest and become exercisable three years from the date of grant. The options for Mr. Gaffney vest in one-third cumulative annual installments on the 1st, 2nd, and 3rd anniversary of the grant date. The term for all options is seven years. Each of the options also provides for accelerated vesting upon change in control events that are defined in the 2003 Plan, and accelerated vesting on a pro rata basis upon retirement. Unvested options under this award expire upon termination of employment or due to resignation. These options constitute 25% of the long term incentive value for the named executive officers.

      Effective March 6, 2006, the Committee approved the following restricted stock grants to the named executive officers under the 2003 Plan: Mr. Loranger, 23,706; Mr. Driesse, 5,689; Mr. Gaffney, 4,267; Mr. Maffeo, 3,793; and Mr.
Minnich, 5,215. The restricted shares granted to the named executive officers will vest three years from the date of grant. The vesting of these restricted shares accelerates upon change in control events that are defined in the 2003 Plan and accelerates on a pro rata basis upon retirement. Unvested restricted shares under this award expire upon termination of employment or due to resignation. These restricted shares constitute 25% of the long term incentive value for the named executive officers.

      Long-Term Incentive Plan

      The ITT Industries 1997 Long-Term Incentive Plan ("LTIP") approved by shareholders in 1997 authorizes performance awards to be made to key employees of ITT Industries at the discretion of the Committee. Awards granted under this plan are expressed as target cash awards and comprise one-half of the total long-term incentive value for the named executive officers.

      The LTIP provides that the Committee shall determine the size and frequency of awards, performance measures, performance goals and performance periods. Payment, if any, of target cash awards generally will be made at the end of the applicable performance period and are based on ITT Industries' performance as compared with the performance measures approved by the Committee prior to the performance period. Payment, if any, of awards may be made in whole or in part, at the discretion of the Committee, in the form of cash and/or common stock of ITT Industries. The Committee determined that payment for the awards granted in 2003, and payable in 2006, be made wholly in cash. It is anticipated that future payments under the plan will continue to be made entirely in cash.

      Messrs. Loranger, Driesse, Gaffney, and Maffeo received grants of awards in 2003 under the LTIP. These awards were subject to a three-year performance period ending December 31, 2005 and were subject to achievement of pre-established goals, as approved by the Committee in 2003, measuring ITT Industries' total shareholder return ("TSR") performance relative to the performance of the other S&P(R) Industrial companies. LTIP payments were made in strict accordance with the plan as measured for the period January 1, 2003 through December 31, 2005. Based on the Company's performance at the 59.53% percent rank of the S&P(R) Industrial companies, payout was at 131.77% of target, which was in accordance with the approved formula.

      On March 6, 2006, the Committee granted target awards under the LTIP for the three-year period beginning January 1, 2006 to the named executive officers as follows: Mr. Loranger, $2,000,000; Mr. Driesse, $600,000; Mr. Gaffney, $450,000; Mr. Maffeo, $400,000; and Mr. Minnich, $550,000. The ultimate value, if any, of each of these awards will be determined in accordance with the established performance measurement formula for the target awards granted in 2006. The Committee designated a minimum 35th percentile performance level at which a 50% payout would be earned and a maximum performance payment of 200% earned for performance at or above the 80th percentile. The award amounts set forth above would be the amounts earned and payable if the TSR results in payment at the 100% level. Payment, if any, with respect to the 2006 target awards will be based on the Company's TSR performance compared with the other S&P(R) Industrial companies. Mr. Loranger also received a target 2006 Phantom LTIP award of $500,000, subject to the same performance thresholds and conditions as awards under the LTIP.

Base Salary for 2006

The Committee approved new annual base salaries, effective March 1, 2006, for the named executive officers as follows: Mr. Loranger, $1,000,000; Mr. Driesse, $520,000; Mr. Gaffney, $425, 000; Mr. Maffeo, $440,000; and Mr.
Minnich; $480,000.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ITT INDUSTRIES, INC.

                                         By:   /s/ Kathleen S. Stolar
                                               -----------------------
                                               Kathleen S. Stolar

                                         Its:  Vice President, Secretary
                                               and Associate General Counsel

Date: March 10, 2006